EXHIBIT 99.1

                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Victor I.H. Sun his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of December, 2004.


/s/ Victor I.H. Sun
------------------------------      President and Director (Acting CEO and CFO)
    Victor I.H. Sun


/s/ Louis Ladouceur
------------------------------      Director
    Louis Ladouceur